                                                                                              Exhibit 99.1

                                              CERTIFICATION

         The  undersigned,  being an officer of U.S.  Bank Trust  National  Association,  as trustee  (the
"Trustee")  of the Select Notes Trust LT 2003-2 (the "Trust")  hereby makes the  following  certifications for inclusion as an exhibit to the Trust's  annual report on Form 10-K for the fiscal year ended  December
31, 2006 (the "Annual Report"):

1.       The Trustee is the trustee under the Trust's trust agreement.

2.       Based on my knowledge,  for the period  covered by the Annual  Report,  the Trustee has fulfilled its obligations under the Trust's trust agreement.

                                                                /s/ Marlene Fahey
                                                              Name:   Marlene Fahey
                                                              Title:  Vice President
                                                              Date:   March 28, 2007